SEPARATION AGREEMENT AND WAIVER AND GENERAL RELEASE OF ALL CLAIMS

THIS **SEPARATION AGREEMENT AND WAIVER AND GENERAL RELEASE OF ALL CLAIMS** ("Agreement") is made and entered into this 30th day of October , 2013 (the "Execution Date") by and between **CARLISLE KIRKPATRICK, IV** (hereinafter "Employee") on the one part, and **ASTROTECH CORPORATION**, a Washington corporation (the "Company"), on the other part, each a "Party", and collectively the "Parties".

RECITALS

WHEREAS, Employee's employment with the Company terminated as of October 30, 2013 (the "Separation Date");

WHEREAS, Employee and the Company have agreed to resolve issues relating to Employee's employment with the Company and the termination thereof on the terms and conditions set forth herein;

WHEREAS, in order to settle, compromise, and fully and finally release any and all claims and potential claims against the Company and the Released Parties (as defined below in Paragraph 5) arising out of Employee's employment with the Company through the Effective Date (as defined below in Paragraph 1), the Parties have agreed to resolve these matters on the terms and conditions set forth herein;

WHEREAS, the Company represents that it knows of no claim it may have against Employee and has no present intention to make or file a claim against the Employee; and

WHEREAS, Employee acknowledges that Employee is waiving rights and claims described herein in exchange for consideration in addition to anything of value to which Employee is already entitled.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Parties hereto agree as follows:

1. Recitals; Effective Date. The recitals set forth above are true, accurate, and correct, and are incorporated in this Agreement by this reference and made a material part of this Agreement. This Agreement shall become effective on the eighth (8th) calendar day after the Execution Date so long as Employee has not revoked this Agreement pursuant to Paragraph 11 (hereinafter, the "Effective Date").

2. Employment-Related Compensation. Employee acknowledges and agrees that Employee has received from the Company all compensation to which Employee is entitled for services provided to the Company through the Separation Date and that said compensation adequately and fully compensated Employee for all time worked for the Company. Employee further acknowledges and agrees that Employee is not entitled to, or has been provided all compensation due for, any accrued vacation or other benefits, and that Employee has received reimbursement from the Company of all reasonable business expenses incurred by Employee

through the Separation Date, if any, in accordance with the Company's expense reimbursement policy and practices.

3. Consideration.

(a) In consideration of the covenants, promises, and understandings reached by the Parties to this Agreement, provided Employee does not revoke this Agreement pursuant to Paragraph 11 of this Agreement, the Company will pay Employee a one-time payment in the net amount of $75,000.00, to be paid to Employee, grossed up for applicable state and federal withholdings, in a single, lump sum payment, not later than three business days after the Effective Date of this Agreement.

(b) Employee agrees that the Company shall not be liable for any tax obligations Employee may incur with respect to the payments to be made under this Agreement, and Employee agrees to hold the Company harmless therefrom. Employee further agrees to defend, indemnify, protect, and hold harmless the Company and the Released Parties (as defined below in Paragraph 5) from any efforts by any governmental authority that may seek to collect from Company or the Released Parties any taxes related to the payments made pursuant to this Agreement. Employee understands and agrees that the Company will cause a Form W-2 to be issued to Employee reflecting income in the gross amount of the payments set forth above.

4. Adequate Consideration. Employee acknowledges and agrees that the consideration set forth in Paragraph 3(a) of this Agreement is adequate consideration for the release set forth in Paragraph 5 herein, and all other promises, covenants, and agreements made by Employee in this Agreement, and exceeds any amount to which Employee would otherwise been entitled to receive in conjunction with separation from the Company's employ, together with the Company's promises and covenants made in this Agreement.

5. Release of All Claims. Employee, for himself, his spouse (if any), on behalf of their marital community (if any), and on behalf of their respective heirs, issue, estate, representatives, executors, and successors and assigns of each of the foregoing (herein collectively referred to in this Paragraph 5 as "Employee"), hereby fully, forever, irrevocably, and unconditionally releases and discharges the Company and its past and present officers, directors, managers, members, partners, stockholders, subsidiaries, affiliates, successors, assigns, agents, insurers, employees, representatives, lawyers, administrators, and all persons acting by, through, under, or in concert with them (collectively, the "Released Parties"), from any and all claims which Employee has now or may have against them, or any of them, which arose or could have arisen out of any act or omission occurring from the beginning of time to the Effective Date of this Agreement, whether now known or unknown, asserted or unasserted. This release includes, but is not limited to, any and all claims brought or that could be brought pursuant to or under Title VII of the Civil Rights Act of 1964, *the Age Discrimination in Employment Act*, the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement and Income Security Act (ERISA), the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Family and Medical Leave Act, the Equal Pay Act, Texas wage payment statutes, or any other statute set forth in the United States Code, the Texas Civil Rights Act, the common law and/or public policy of the state of Texas, the Texas Workers' Compensation Act or in any other and further state, local or municipal statute, ordinance, or regulation, that pertains or relates to, or otherwise

touches upon, the employment relationship or the relationship between Employee and the Company, as well as any and all actions for breach of contract, express or implied, breach of the covenant of good faith and fair dealing, express or implied, promissory estoppel, wrongful termination in violation of public policy, all other claims for wrongful termination and constructive discharge, and all other tort claims, including, but not limited to, assault, battery, false imprisonment, intentional interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, negligence, negligent investigation, negligent hiring, supervision, or retention, defamation, libel, slander, intentional or negligent misrepresentation, tortious interference, fraud, fraudulent concealment, and any and all claims under any other laws and regulations relating to hiring, employment, employment termination, employment discrimination, harassment, and/or retaliation, wages, hours, employee benefits, compensation, sexual harassment, and any and all claims for attorneys' fees and costs, pursuant to or arising under any federal, state, or local statute, law, regulation, ordinance, or order. This release of claims expressly includes, but is not limited to, any and all claims, both known and unknown, arising out of and/or in any way related to Employee's employment with the Company, including, but not limited to the circumstances of Employee's separation from employment with the Company, and any and all other matters between Employee and the Company or any of the Released Parties, up to the Effective Date of this Agreement. By signing this Agreement, however, Employee does not waive any rights or claims that may arise after the Effective Date of this Agreement, nor does Employee waive any vested rights Employee may have, if any, under any Company-sponsored group benefit plan or any rights to indemnification under any applicable statute, the Company's bylaws, or both, nor does Employee waive any rights or claim that cannot be waived as a matter of applicable law. The Company, for itself and its affiliates, subsidiaries, successors and assigns, hereby fully, forever, irrevocably, and unconditionally release and discharge Employee from any and all claims for any act that was not intentional or willful which the Company has now or may have against Employee, which arose or could have arisen out of any act or omission within the scope of his employment from the beginning of time to the Effective Date of this Agreement, but solely to the extent that such conduct was known by and approved by the Company's senior executives as of the Execution Date.

6. <u>No Pending Claims</u>. Employee represents and warrants that there are no claims, charges, lawsuits, or any similar matters of any kind filed by Employee or on Employee's behalf presently pending against the Company, in any forum whatsoever, including, without limitation, any federal or state court, or any federal, state, or local administrative agency, including, but not limited to, the Equal Employment Opportunity Commission, the U.S. Department of Labor, or the National Labor Relations Board.

7. <u>Covenant Not to Sue</u>. Employee and the Company and in the case of the Company solely to the extent released in paragraph 5 herein specifically covenant not to file any lawsuits, charges, or claims, on Employee's or the Company's own behalf or in any representative capacity, in any state or federal court or before any federal, state, or local administrative agency, board, or governing body, against the Released Parties or the Company on and/or for any and all of the claims released pursuant to paragraph 5 of this Agreement. Notwithstanding the forgoing, nothing in this Agreement shall be construed to prohibit Employee from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, or a

comparable federal, state, or local administrative agency; provided, however, that Employee disclaims and waives any right to recover monetary damages as a result of any charge, complaint, or lawsuit filed by Employee or by anyone else on Employee's behalf with any such agency.

8. Preclusive Effect of Agreement. Employee understands and agrees that, except as provided in Paragraph 7, this Agreement may be pled as a complete bar to any action or suit before any court or administrative body with respect to any lawsuit, complaint, charge, or claim under federal, state, local, or other law relating to any possible claim that existed or may have existed against the Released Parties, or any of them, arising out of any event occurring from the beginning of time through the Effective Date of this Agreement. Employee acknowledges that he is aware that he may hereafter discover facts different from or in addition to those that he now knows or believes to be true with respect to the matters released in Paragraph 5 above, and agrees that the release so given by him in Paragraph 5 above shall be and shall remain in effect as a full and complete release of the respective claims, notwithstanding any such different or additional facts.

9. Non-Admission. Execution of this Agreement (including any act leading up to said execution) and compliance with its terms shall not be considered or deemed an admission by the Company or any its affiliates of any liability whatsoever, or as an admission by the Company or its affiliates of any violation of Employee's rights or the rights of any other person, a violation of any order, law, statute or duty, or breach of any duty owed to Employee or any other person. The Company and its affiliates each specifically disclaim any and all such liability.

10. Review. A copy of this Agreement was delivered to Employee on October 30, 2013. Employee is advised that Employee has twenty-one (21) days from the date this Agreement was delivered to Employee to consider this Agreement. If Employee executes this Agreement before the expiration of twenty-one (21) days, Employee acknowledges that Employee has done so for the purpose of expediting the payment of the consideration provided for herein, and that Employee has expressly waived Employee's right to take twenty-one (21) days to consider this Agreement.

11. Revocation. Employee may revoke this Agreement for a period of seven (7) days after Employee signs it. Employee agrees that if Employee elects to revoke this Agreement, Employee will notify Company, in writing care of Thomas B. Pickens III, 401 Congress Avenue, Suite 1650, Austin, Texas 78701, on or before the expiration of such seven-day revocation period. Receipt of proper and timely notice of revocation by Company as provided herein cancels and voids this Agreement. Provided that Employee does not provide notice of revocation, this Agreement will become effective upon expiration of such revocation period, as provided in Paragraph 1 above.

12. Knowing and Voluntary; ADEA Waiver. Employee represents and warrants that Employee was advised by the Company to consult with an attorney of Employee's own choosing concerning the provisions set forth herein, and that Employee has thoroughly discussed all aspects of this Agreement with counsel of Employee's choosing, or that Employee had the opportunity to do so. Employee further represents and warrants that Employee has carefully read and fully understands all of the provisions of this Agreement, including the fact that Employee is releasing all claims and potential claims against the Company and the Released Parties, and that

Employee is entering into this Agreement, without coercion, and with full knowledge of its significance and the legal consequences thereof. Employee represents and warrants that as part of this Agreement, Employee is knowingly and voluntarily releasing and waiving any claims Employee believes Employee may have under the Age Discrimination in Employment Act.

13. Amendment. This Agreement shall be binding upon the parties and may not be amended, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by all parties to this Agreement.

14. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter thereof. This Agreement supersedes any prior agreements, representations, promises, and understandings between the parties, and all prior negotiations, agreements, discussions, promises, and understandings are merged in this Agreement.

15. Choice of Law. This Agreement shall be governed by the laws of the State of Texas, without regard to the conflicts of laws principles thereof.

16. Arbitration. Notwithstanding anything in this Agreement to the contrary, any dispute relating to or arising out of this Agreement or the cessation of Employee's employment with the Company, including the termination thereof, shall be submitted to and resolved through arbitration in Austin, Texas in accordance with the rules and procedures of the American Arbitration Association.

17. Counterparts/Facsimile Signatures. This Agreement may be signed in original or by facsimile in counterparts. Each counterpart shall be deemed an original and, taken together, the counterparts shall constitute one and the same agreement, which shall be binding and effective. Facsimile and electronically-transmitted signatures (i.e., Adobe Acrobat .pdf files) shall be sufficient and fully binding.

18. Severability. Should any provision in this Agreement be declared or determined by a court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement; provided, however, that if Paragraph 5 of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable, this Agreement shall be voidable at the sole option of the Company.

19. Waiver. The failure of a party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of any provision of this Agreement must be in a written instrument signed and delivered by the party waiving the provision.

20. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

21. Construction; Sophistication. The parties hereto acknowledge and agree that each party has participated or had the opportunity to participate in the drafting of this Agreement, that each party has had the opportunity to have this document reviewed by the respective legal

counsel for the parties hereto, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof. Employee acknowledges that he is a sophisticated person in matters related to the subject matter hereof and the consideration he is receiving is sufficient, and that Employee has had opportunity to ask questions and receive answers related to the Company and the subject matter hereof.

22. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, as applicable, Employee's and the Company's respective successors, assigns, heirs, estates, and representatives.

23. Attorneys' Fees and Costs. Employee and the Company agree that each party will bear her/his or its own costs and attorneys' fees, if any, in connection with all matters related to the negotiation and execution of this Agreement. In the event of any claim, controversy, or dispute arising out of or relating to this Agreement, or the breach hereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in connection with any court proceeding, including any action to compel arbitration as required by Paragraph 16 herein.

24. Confidentiality. Employee agrees to keep confidential, and to not divulge, the terms of this Agreement, its negotiation, its execution, and/or its implementation to any person or organization, including but not limited to current or former employees of the Company, members of the press and media, and other members of the public. This Paragraph 24 shall not prohibit Employee from disclosing the terms of Agreement to Employee's spouse, nor prohibit Employee from disclosing the terms of this Agreement to Employee's tax advisor(s) to the extent necessary to prepare Employee's income tax returns and to represent Employee in connection with any proceedings relating thereto, or from advising a governmental taxing authority of the consideration being paid to Employee, or of the existence of this Agreement in response to a question or questions posed by such taxing authority. Further, the parties agree it shall not be a breach of this Agreement if Employee's disclosure of such information has been compelled through the issuance of compulsory legal process, provided, however, that in such case, Employee agrees to give Company (care of Thomas B. Pickens III, 401 Congress Avenue, Suite 1650, Austin, Texas 78701) reasonable notice of the order or subpoena in question and an opportunity to challenge the disclosure of any such information before the appropriate court or agency. It shall not be a breach of this Paragraph 24 for Employee to disclose the terms of this Agreement in a suit to enforce the terms of this Agreement or defend a claim that this Agreement has been breached.

25. Non-Disparagement. Employee agrees that neither Employee nor anyone acting on Employee's behalf will make any derogatory or disparaging statement about Company and/or the Released Parties, or any of them, nor directly or indirectly take any action which is intended to embarrass any of the foregoing. For purposes of this Paragraph 25, a derogatory or disparaging statement is any communication, oral or written, which would cause to tend to cause the recipient of the communication to question the business condition, integrity, competence, fairness or good character of the person to whom or entity to which the communication relates.

26. No Other Representations. Each of the Parties expressly warrants and represents that: i) they are not relying on any statement or representation of any agent of the other Party which is not expressed herein; ii) they are relying on their own judgment in entering into this Agreement; and iii) they have each had an adequate opportunity to review and understand the entire contents of this Agreement and the releases contained herein. The Parties hereby expressly waive any and all claims of fraud or fraudulent inducement, known or unknown, that they may have relating to this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

ASTROTECH CORPORATION

By:______________________________
Name:
Title:

____
CARLISLE KIRKPATRICK, IV